Exhibit 99.1

Motorola Solutions Reports Third-Quarter 2019 Financial Results
Company raises full-year earnings outlook

•	Revenue of $2.0 billion, up 7% from a year ago

•	GAAP earnings per share (EPS) of $1.51, up 6%

•	Non-GAAP EPS* of $2.04, up 5%

•	Backlog of $11.0 billion, up $1.6 billion or 17% from a year ago

•	Generated $525 million of operating cash flow, up 55%

CHICAGO – Oct. 30, 2019 – Motorola Solutions, Inc. (NYSE: MSI) today reported its earnings results for the third quarter of 2019. Click here for a printable news release and financial tables.

"Q3 was another excellent quarter of revenue growth and cash generation," said Greg Brown, chairman and CEO of Motorola Solutions. “Our ending backlog and continued strong business performance position us well to finish the year with record sales, earnings and cash flow.”

KEY FINANCIAL RESULTS (presented in millions, except per share data and percentages)

	Q3 2019	Q3 2018	% Change
Sales	$1,994	$1,862	7%
GAAP
Operating Earnings	$413	$294	40%
% of Sales	20.7%	15.8%
EPS	$1.51	$1.43	6%
Non-GAAP*
Operating Earnings	$509	$452	13%
% of Sales	25.5%	24.3%
EPS	$2.04	$1.94	5%
Products and Systems Integration Segment
Sales	$1,349	$1,288	5%
GAAP Operating Earnings	$258	$183	41%
% of Sales	19.1%	14.2%
Non-GAAP Operating Earnings*	$300	$276	9%
% of Sales	22.2%	21.4%
Services and Software Segment
Sales	$645	$574	12%
GAAP Operating Earnings	$155	$111	40%
% of Sales	24.0%	19.3%
Non-GAAP Operating Earnings*	$209	$176	19%
% of Sales	32.4%	30.7%

*Non-GAAP financial information excludes the after-tax impact of approximately $0.53 per diluted share related to share-based compensation, intangible assets amortization expense and highlighted items. Details on these non-GAAP adjustments and the use of non-GAAP measures are included later in this news release.

OTHER SELECTED FINANCIAL RESULTS

•
Revenue - Sales were $2.0 billion, up $132 million, or 7% from the year-ago quarter, driven by growth in the Americas. Revenue from acquisitions was $58 million, and currency headwinds were $21 million in the quarter. The Products and Systems Integration segment grew 5%, and the Services and Software segment grew 12%. Both segments were driven by growth in the Americas, partially offset by unfavorable currency rates.

•
Operating margin - GAAP operating margin was 20.7% of sales, up from 15.8% in the year-ago quarter. The improvement was primarily due to higher sales and gross margin in the current year, as well as costs related to an increase to an existing environmental reserve booked in the prior year, partially offset by higher operating expenses related to acquisitions. Non-GAAP operating margin was 25.5% of sales, up from 24.3% in the year-ago quarter due to higher sales and gross margin, partially offset by higher operating expenses related to acquisitions.

•
Taxes - The GAAP effective tax rate was 23%, compared with 8% in the year-ago quarter. The non-GAAP effective tax rate was 23% compared with 18% in the year-ago quarter. Both the GAAP and non-GAAP tax rates were higher in the current year due to the recognition of favorable return-to- provision adjustments in the prior year.

•
Cash flow - Operating cash flow was $525 million, compared with $338 million in the year-ago quarter. Free cash flow was $465 million, compared with $292 million in the year-ago quarter. Cash flow for the quarter increased year over year primarily due to improved working capital, a settlement payment in the prior year related to a legacy business, and higher earnings.

•
Capital allocation - During the quarter, the company paid $271 million in cash and equity to acquire WatchGuard Inc., paid $94 million in cash dividends, and incurred $60 million of capital expenditures. Additionally, we extended our strategic partnership with Silver Lake with a new $1 billion five-year convertible note.  In exchange, we settled the outstanding $800 million note with 5.5 million shares and $1.1 billion in cash, of which $600 million was paid subsequent to quarter-end. The transaction resulted in an overall reduction to our diluted share count in the quarter. The company also paid off the $400 million term loan used to acquire Avigilon.

•
Backlog - The company ended the quarter with backlog of $11.0 billion, up $1.6 billion from the year-ago quarter. Services and Software backlog was up 26% or $1.6 billion due to growth in EMEA and the Americas. Products and Systems Integration segment backlog was down 1% or $39 million primarily due to two large system deployments in the Middle East and Africa in the prior year, partially offset by growth in the Americas.

NOTABLE WINS

Services and Software

•	$78 million P25 multi-year service contract with State of Michigan, extending service through 2029

•	$58 million P25 multi-year statewide service contract in North America

•	$11 million command center software suite contract with Glendale, Arizona

•	$4 million for a 911 system in Bogota, Colombia

Products and Systems Integration

•	The largest Canadian P25 award in history serving the province of Ontario

•	$27 million in video security wins in education

•	$16 million P25 order from Lee County, Florida

•	Several large awards in mobile and in-car video including $13 million for city of Nashville, Tennessee and $4 million for the Michigan State Police

•	$3 million in fixed video security wins for government customers

BUSINESS OUTLOOK

•
Fourth-quarter 2019 - Motorola Solutions expects revenue growth of 5% to 5.5% compared with the fourth quarter of 2018. The company expects non-GAAP earnings per share in the range of $2.75 to $2.80. This assumes current foreign exchange rates, approximately 176 million fully diluted shares and an effective tax rate of approximately 25%.

•
Full-year 2019 - The company now expects revenue growth of 7.25% to 7.5%. The company now expects non-GAAP earnings per share in the range of $7.77 to $7.82, up from the prior guidance of $7.67 to $7.77. This assumes current foreign exchange rates, approximately 176 million fully diluted shares and an effective tax rate of approximately 23.5%.

CONFERENCE CALL AND WEBCAST Motorola Solutions will host its quarterly conference call beginning at 4 p.m. U.S. Central Daylight Time (5 p.m. U.S. Eastern Daylight Time) on Wednesday, Oct. 30. The conference call will be webcast live at www.motorolasolutions.com/investor.

CONSOLIDATED GAAP RESULTS (presented in millions, except per share data)
A comparison of results from operations is as follows:

	Q3 2019	Q3 2018
Net sales	$1,994	$1,862
Gross margin	1,007	901
Operating earnings	413	294
Amounts attributable to Motorola Solutions, Inc. common stockholders
Net earnings	267	247
Diluted EPS	$1.51	$1.43
Weighted average diluted common shares outstanding	176.4	172.6

HIGHLIGHTED ITEMS AND SHARE-BASED COMPENSATION EXPENSE
The table below includes highlighted items, share-based compensation expense and intangible amortization for the third quarter of 2019.

(per diluted common share)	Q3 2019

GAAP Earnings	$1.51
Highlighted Items:
Intangibles amortization expense	0.22
Share-based compensation expense	0.13
Reorganization of business charges	0.08
Fair value adjustments to equity investments	0.08
Loss from the extinguishment of long-term debt	0.03
Investment impairments	0.02
Acquisition-related transaction fees	0.01
Gain from the extinguishment of 2.00% senior convertible notes	(0.02)
Gain on legal settlement	(0.02)

Non-GAAP Diluted EPS	$2.04

USE OF NON-GAAP FINANCIAL INFORMATION
In addition to the GAAP results included in this presentation, Motorola Solutions also has included non-GAAP measurements of results. The company has provided these non-GAAP measurements to help investors better understand its core operating performance, enhance comparisons of core operating performance from period to period and allow better comparisons of operating performance to its competitors. Among other things, management uses these operating results, excluding the identified items, to evaluate performance of the businesses and to evaluate results relative to certain incentive compensation targets. Management uses operating results excluding these items because it believes this measurement enables it to make better period-to-period evaluations of the financial performance of core business operations. The non-GAAP measurements are intended only as a supplement to the comparable GAAP measurements and the company compensates for the limitations inherent in the use of non-GAAP measurements by using GAAP measures in conjunction with the non-GAAP measurements. As a result, investors should consider these non-GAAP measurements in addition to, and not in substitution for or as superior to, measurements of financial performance prepared in accordance with generally accepted accounting principles.

Highlighted items: The company has excluded the effects of highlighted items including, but not limited to, acquisition-related transaction costs, tangible and intangible asset impairments, restructuring charges, certain non-cash pension adjustments, legal settlements and other contingencies, gains and losses on investments and businesses, and the income tax effects of significant tax matters, from its non-GAAP operating expenses and net income measurements because the company believes that these historical items do not reflect expected future operating earnings or expenses and do not contribute to a meaningful evaluation of the company's current operating performance or comparisons to the company's past operating performance. For the purposes of management's internal analysis over operating performance, the company uses financial statements that exclude highlighted items, as these charges do not contribute to a meaningful evaluation of the company's current operating performance or comparisons to the company's past operating performance.

Share-based compensation expense: The company has excluded share-based compensation expense from its non-GAAP operating expenses and net income measurements. Although share-based compensation is a key incentive offered to the company’s employees and the company believes such compensation contributed to the revenue earned during the periods presented and also believes it will contribute to the generation of future period revenues, the company continues to evaluate its performance excluding share-based compensation expense primarily because it represents a significant non-cash expense. Share-based compensation expense will recur in future periods.

Intangible assets amortization expense: The company has excluded intangible assets amortization expense from its non-GAAP operating expenses and net earnings measurements, primarily because it represents a non-cash expense and because the company evaluates its performance excluding intangible assets amortization expense. Amortization of intangible assets is consistent in amount and frequency but is significantly affected by the timing and size of the company’s acquisitions. Investors should note that the use of intangible assets contributed to the company’s revenues earned during the periods presented and will contribute to the company’s future period revenues as well. Intangible assets amortization expense will recur in future periods.

Free cash flow: Free cash flow represents operating cash flow less capital expenditures. We believe that free cash flow is also useful to investors as the basis for comparing our performance and coverage ratios with other companies in our industries, although our measure of free cash flow may not be directly comparable to similar measures used by other companies.

Organic Revenue: Organic revenue reflects net sales calculated under GAAP excluding net sales from acquired business owned for less than four full quarters.  The company believes non-GAAP organic revenue growth provides useful information for evaluating the periodic growth of the business on a consistent basis and provides for a meaningful period-to-period comparison and analysis of trends in the business.

Details of the above items and reconciliations of the non-GAAP measurements to the corresponding GAAP measurements can be found at the end of this press release.

The company has not quantitatively reconciled its guidance for non-GAAP metrics to their most comparable GAAP measure because the company does not provide specific guidance for the various reconciling items as certain items that impact these measures have not occurred, are out of the company’s control, or cannot be reasonably predicted. Accordingly, a reconciliation to the most comparable GAAP financial metric is not available without unreasonable effort. Please note that the unavailable reconciling items could significantly impact the company’s results.

BUSINESS RISKS

This news release contains "forward-looking statements" within the meaning of applicable federal securities law. These statements are made pursuant to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995 and generally include words such as “believes,” “expects,” “intends,” “anticipates,” “estimates” and similar expressions. The company can give no assurance that any actual or future results or events discussed in these statements will be achieved. Any forward-looking statements represent the company’s views only as of today and should not be relied upon as representing the company’s views as of any subsequent date. Readers are cautioned that such forward-looking statements are subject to a variety of risks and uncertainties that could cause the company’s actual results to differ materially from the statements contained in this release. Such forward-looking statements include, but are not limited to, Motorola Solutions’ financial outlook for the fourth quarter and full year of 2019. Motorola Solutions cautions the reader that the risk factors below, as well as those on pages 9 through 21 in Item 1A of Motorola Solutions’ 2018 Annual Report on Form 10-K and in its other SEC filings available for free on the SEC’s website at www.sec.gov and on Motorola Solutions’ website at www.motorolasolutions.com, could cause Motorola Solutions’ actual results to differ materially from those estimated or predicted in the forward-looking statements. Many of these risks and uncertainties cannot be controlled by Motorola Solutions, and factors that may impact forward-looking statements include, but are not limited to: (1) the economic outlook for the government communications industry; (2) the impact of foreign currency fluctuations on the company; (3) the level of demand for the company's products; (4) the company's ability to refresh existing and introduce new products and technologies in a timely manner; (5) exposure under large systems and managed services contracts, including risks related to the fact that certain customers require that the company build, own and operate their systems, often over a multi-year period; (6) negative impact on the company's business from global economic and political conditions, which may include: (i) continued deferment or cancellation of purchase orders by customers; (ii) the inability of customers to obtain financing for purchases of the company's products; (iii) increased demand to provide vendor financing to customers; (iv) increased financial pressures on third-party dealers, distributors and retailers; (v) the viability of the company's suppliers that may no longer have access to necessary financing; (vi) counterparty failures negatively impacting the company’s financial position; (vii) changes in the value of investments held by the company's pension plan and other defined benefit plans, which could impact future required or voluntary pension contributions; and (viii) the company’s ability to access the capital markets on acceptable terms and conditions; (7) the impact of a security breach or other significant disruption in the company’s IT systems, those of its partners or suppliers or those it sells to or operates or maintains for its customers; (8) the outcome of ongoing and future tax matters; (9) the company's ability to purchase sufficient materials, parts and components to meet customer demand, particularly in light of global economic conditions and reductions in the company’s purchasing power; (10) risks related to dependence on certain key suppliers, subcontractors, third-party distributors and other representatives; (11) the impact on the company's performance and financial results from strategic acquisitions or divestitures; (12) risks related to the company's manufacturing and business operations in foreign countries; (13) the creditworthiness of the company's customers and distributors, particularly purchasers of large infrastructure systems; (14) the ownership of certain logos, trademarks, trade names and service marks including “MOTOROLA” by Motorola Mobility Holdings, Inc.; (15) variability in income received from licensing the company's intellectual property to others, as well as expenses incurred when the company licenses intellectual property from others; (16) unexpected liabilities or expenses, including unfavorable outcomes to any pending or future litigation or regulatory or similar proceedings; (17) the impact of the percentage of cash and cash equivalents held outside of the United States; (18) the ability of the company to pay future dividends due to possible adverse market conditions or adverse impacts on the company’s cash flow; (19) the ability of the company to complete acquisitions or repurchase shares under its repurchase program due to possible adverse market conditions or adverse impacts on the company’s cash flow; (20) the impact of changes in governmental policies, laws or regulations; (21) negative consequences from the company's use of third party vendors for various activities, including certain manufacturing operations, information technology and administrative functions; and (22) the company’s ability to settle the par value of its 1.75% senior convertible notes in cash. Motorola Solutions undertakes no obligation to publicly update any forward-looking statement or risk factor, whether as a result of new information, future events or otherwise

ABOUT MOTOROLA SOLUTIONS
Motorola Solutions is a global leader in mission-critical communications. Our technology platforms in communications, command center software, video security solutions and managed and support services make cities safer and help communities and businesses thrive. At Motorola Solutions, we are ushering in a new era in public safety and security. Learn more at www.motorolasolutions.com

MEDIA CONTACT
Kate Dyer
Motorola Solutions
+1 224-374-3124
Kate.Dyer@motorolasolutions.com

INVESTOR CONTACT
Tim Yocum
Motorola Solutions
+1 847-576-6899
Tim.Yocum@motorolasolutions.com

MOTOROLA, MOTOROLA SOLUTIONS and the Stylized M Logo are trademarks or registered trademarks of Motorola Trademark Holdings, LLC and are used under license. All other trademarks are the property of their respective owners. ©2019 Motorola Solutions, Inc. All rights reserved.

GAAP-1
Motorola Solutions, Inc. and Subsidiaries
Condensed Consolidated Statements of Operations
(In millions, except per share amounts)

	Three Months Ended
	September 28, 2019	September 29, 2018
Net sales from products	$1,196	$1,151
Net sales from services	798	711
Net sales	1,994	1,862
Costs of products sales	501	516
Costs of services sales	486	445
Costs of sales	987	961
Gross margin	1,007	901
Selling, general and administrative expenses	359	323
Research and development expenditures	172	158
Other charges	11	80
Intangibles amortization	52	46
Operating earnings	413	294
Other income (expense):
Interest expense, net	(54)	(59)
Gains on sales of investments and businesses, net	—	6
Other, net	(11)	29
Total other expense	(65)	(24)
Net earnings before income taxes	348	270
Income tax expense	80	22
Net earnings	268	248
Less: Earnings attributable to non-controlling interests	1	1
Net earnings attributable to Motorola Solutions, Inc.	$267	$247

Earnings per common share:
Basic	$1.60	$1.52
Diluted	$1.51	$1.43

Weighted average common shares outstanding:
Basic	166.7	162.6
Diluted	176.4	172.6

	Percentage of Net Sales*
Net sales from products	60.0%	61.8%
Net sales from services	40.0%	38.2%
Net sales	100.0%	100.0%
Costs of products sales	41.9%	44.8%
Costs of services sales	60.9%	62.6%
Costs of sales	49.5%	51.6%
Gross margin	50.5%	48.4%
Selling, general and administrative expenses	18.0%	17.3%
Research and development expenditures	8.6%	8.5%
Other charges	0.6%	4.3%
Intangibles amortization	2.6%	2.5%
Operating earnings	20.7%	15.8%
Other income (expense):
Interest expense, net	(2.7)%	(3.2)%
Gains on sales of investments and businesses, net	—%	0.3%
Other, net	(0.6)%	1.6%
Total other expense	(3.3)%	(1.3)%
Net earnings before income taxes	17.4%	14.5%
Income tax expense	4.0%	1.2%
Net earnings	13.4%	13.3%
Less: Earnings attributable to non-controlling interests	0.1%	0.1%
Net earnings attributable to Motorola Solutions, Inc.	13.4%	13.3%
* Percentages may not add up due to rounding

GAAP-2
Motorola Solutions, Inc. and Subsidiaries
Condensed Consolidated Statements of Operations
(In millions, except per share amounts)

	Nine Months Ended
	September 28, 2019	September 29, 2018
Net sales from products	$3,260	$2,993
Net sales from services	2,251	2,096
Net sales	5,511	5,089
Costs of products sales	1,435	1,383
Costs of services sales	1,365	1,314
Costs of sales	2,800	2,697
Gross margin	2,711	2,392
Selling, general and administrative expenses	1,035	918
Research and development expenditures	505	472
Other charges	26	123
Intangibles amortization	154	140
Operating earnings	991	739
Other income (expense):
Interest expense, net	(165)	(163)
Gains on sales of investments and businesses, net	4	16
Other, net	(22)	45
Total other expense	(183)	(102)
Net earnings before income taxes	808	637
Income tax expense	180	91
Net earnings	628	546
Less: Earnings attributable to non-controlling interests	3	2
Net earnings attributable to Motorola Solutions, Inc.	$625	$544

Earnings per common share:
Basic	$3.78	$3.36
Diluted	$3.56	$3.17

Weighted average common shares outstanding:
Basic	165.3	162.0
Diluted	175.7	171.6

	Percentage of Net Sales*
Net sales from products	59.2%	58.8%
Net sales from services	40.8%	41.2%
Net sales	100.0%	100.0%
Costs of products sales	44.0%	46.2%
Costs of services sales	60.6%	62.7%
Costs of sales	50.8%	53.0%
Gross margin	49.2%	47.0%
Selling, general and administrative expenses	18.8%	18.0%
Research and development expenditures	9.2%	9.3%
Other charges	0.5%	2.4%
Intangibles amortization	2.8%	2.8%
Operating earnings	18.0%	14.5%
Other income (expense):
Interest expense, net	(3.0)%	(3.2)%
Gains on sales of investments and businesses, net	0.1%	0.3%
Other, net	(0.4)%	0.9%
Total other expense	(3.3)%	(2.0)%
Net earnings before income taxes	14.7%	12.5%
Income tax expense	3.3%	1.8%
Net earnings	11.4%	10.7%
Less: Earnings attributable to non-controlling interests	0.1%	—%
Net earnings attributable to Motorola Solutions, Inc.	11.3%	10.7%
* Percentages may not add up due to rounding

GAAP-3
Motorola Solutions, Inc. and Subsidiaries
Condensed Consolidated Balance Sheets
(In millions)

	September 28, 2019	December 31, 2018
Assets
Cash and cash equivalents	$1,138	$1,246
Restricted cash	2	11
Total cash and cash equivalents	1,140	1,257
Accounts receivable, net	1,295	1,293
Contract assets	921	1,012
Inventories, net	460	356
Other current assets	338	354
Total current assets	4,154	4,272

Property, plant and equipment, net	963	895
Operating lease assets	561	—
Investments	159	169
Deferred income taxes	866	985
Goodwill	2,006	1,514
Intangible assets, net	1,331	1,230
Other assets	333	344
Total assets	$10,373	$9,409

Liabilities and Stockholders' Equity
Current portion of long-term debt	$617	$31
Accounts payable	557	592
Contract liabilities	1,223	1,263
Accrued liabilities	1,259	1,210
Total current liabilities	3,656	3,096

Long-term debt	5,112	5,289
Operating lease liabilities	499	—
Other liabilities	2,190	2,300
Total Motorola Solutions, Inc. stockholders’ equity (deficit)	(1,101)	(1,293)
Non-controlling interests	17	17
Total liabilities and stockholders’ equity	$10,373	$9,409

GAAP-4
Motorola Solutions, Inc. and Subsidiaries
Condensed Consolidated Statements of Cash Flows
(In millions)

	Three Months Ended
	September 28, 2019	September 29, 2018
Operating
Net earnings attributable to Motorola Solutions, Inc.	$267	$247
Earnings attributable to non-controlling interests	1	1
Net earnings	268	248
Adjustments to reconcile Net earnings to Net cash provided by operating activities:
Depreciation and amortization	99	89
Non-cash other charges	22	50
Share-based compensation expense	30	19
Gain on sales of investments and businesses, net	—	(6)
Losses from the extinguishment of long term debt	7	—
Gain from the extinguishment of 2.00% senior convertible notes	(4)	(6)
Changes in assets and liabilities, net of effects of acquisitions, dispositions, and foreign currency translation adjustments:
Accounts receivable	(80)	(20)
Inventories	(27)	24
Other current assets and contract assets	(24)	(180)
Accounts payable, accrued liabilities, and contract liabilities	202	170
Other assets and liabilities	8	(38)
Deferred income taxes	24	(12)
Net cash provided by operating activities	525	338
Investing
Acquisitions and investments, net	(252)	(5)
Proceeds from sales of investments and businesses, net	—	11
Capital expenditures	(60)	(46)
Net cash used for investing activities	(312)	(40)
Financing
Repayment of debt	(770)	(215)
Net proceeds from the issuances of debt	1,159	—
Issuances of common stock	12	80
Payments of dividends	(94)	(84)
Settlements of conversion premium on 2.00% senior convertible notes	(326)	(169)
Net cash used for financing activities	(19)	(388)
Effect of exchange rate changes on total cash and cash equivalents	(18)	—
Net increase (decrease) in total cash and cash equivalents	176	(90)
Total cash and cash equivalents, beginning of period	964	941
Total cash and cash equivalents, end of period	$1,140	$851

Financial Ratios:
Free cash flow*	$465	$292

*Free cash flow = Net cash provided by (used for) operating activities - Capital expenditures

GAAP-5
Motorola Solutions, Inc. and Subsidiaries
Condensed Consolidated Statements of Cash Flows
(In millions)

	Nine Months Ended
	September 28, 2019	September 29, 2018
Operating
Net earnings attributable to Motorola Solutions, Inc.	$625	$544
Earnings attributable to non-controlling interests	3	2
Net earnings	628	546
Adjustments to reconcile Net earnings to Net cash provided by operating activities:
Depreciation and amortization	290	267
Non-cash other charges	27	56
Share-based compensation expense	87	53
Gains on sales of investments and businesses, net	(4)	(16)
Losses from the extinguishment of long term debt	50	—
Gain from the extinguishment of 2.00% senior convertible notes	(4)	(6)
Changes in assets and liabilities, net of effects of acquisitions, dispositions, and foreign currency translation adjustments:
Accounts receivable	30	186
Inventories	(88)	61
Other current assets and contract assets	104	(137)
Accounts payable, accrued liabilities, and contract liabilities	(143)	(170)
Other assets and liabilities	10	(596)
Deferred income taxes	41	19
Net cash provided by operating activities	1,028	263
Investing
Acquisitions and investments, net	(623)	(1,158)
Proceeds from sales of investments and businesses, net	10	90
Capital expenditures	(189)	(128)
Net cash used for investing activities	(802)	(1,196)
Financing
Repayment of debt	(1,435)	(412)
Net proceeds from the issuances of debt	1,804	1,295
Issuances of common stock	82	139
Purchases of common stock	(170)	(66)
Payments of dividends	(281)	(252)
Payments of dividends to non-controlling interests	(3)	(1)
Settlements of conversion premium on 2.00% senior convertible notes	(326)	(169)
Net cash provided by (used for) financing activities	(329)	534
Effect of exchange rate changes on total cash and cash equivalents	(14)	(18)
Net decrease in total cash and cash equivalents	(117)	(417)
Total cash and cash equivalents, beginning of period	1,257	1,268
Total cash and cash equivalents, end of period	$1,140	$851

Financial Ratios:
Free cash flow*	$839	$135

*Free cash flow = Net cash provided by (used for) operating activities - Capital expenditures

GAAP-6
Motorola Solutions, Inc. and Subsidiaries
Segment Information
(In millions)

Net Sales
	Three Months Ended
	September 28, 2019	September 29, 2018	% Change
Products and Systems Integration	$1,349	$1,288	5%
Services and Software	645	574	12%
Total Motorola Solutions	$1,994	$1,862	7%

	Nine Months Ended
	September 28, 2019	September 29, 2018	% Change
Products and Systems Integration	$3,656	$3,429	7%
Services and Software	1,855	1,660	12%
Total Motorola Solutions	$5,511	$5,089	8%

Operating Earnings
	Three Months Ended
	September 28, 2019	September 29, 2018	% Change
Products and Systems Integration	$258	$183	41%
Services and Software	155	111	40%
Total Motorola Solutions	$413	$294	40%

	Nine Months Ended
	September 28, 2019	September 29, 2018	% Change
Products and Systems Integration	$568	$449	27%
Services and Software	423	290	46%
Total Motorola Solutions	$991	$739	34%

Operating Earnings %
	Three Months Ended
	September 28, 2019	September 29, 2018
Products and Systems Integration	19.1%	14.2%
Services and Software	24.0%	19.3%
Total Motorola Solutions	20.7%	15.8%

	Nine Months Ended
	September 28, 2019	September 29, 2018
Products and Systems Integration	15.5%	13.1%
Services and Software	22.8%	17.5%
Total Motorola Solutions	18.0%	14.5%

Non-GAAP-1
Motorola Solutions, Inc. and Subsidiaries
Non-GAAP Adjustments (Intangibles Amortization Expenses, Share-Based Compensation Expense, and Highlighted Items)
(In millions)

Q1 2019
Non-GAAP Adjustments	Statement Line	PBT (Inc)/Exp	Tax Inc/(Exp)	PAT (Inc)/Exp	EPS impact
Intangibles amortization expense	Intangibles amortization	$50	$11	$39	$0.23
Share-based compensation expense	Cost of sales, SG&A and R&D	27	6	21	0.12
Investment impairments	Investment impairments	8	2	6	0.04
Reorganization of business charges	Cost of sales and Other charges	8	2	6	0.04
Acquisition-related transaction fees	Other charges	2	—	2	0.01
Fair value adjustments to equity investments	Other expense	1	—	1	0.01
Release of uncertain tax positions	Income tax expense	—	1	(1)	(0.01)
Legal settlement	Other charges	(1)	—	(1)	(0.01)
Sale of investments	(Gain) or loss on sales of investments and businesses, net	(1)	—	(1)	(0.01)
Total impact on Net earnings		$94	$22	$72	$0.42

Q2 2019
Non-GAAP Adjustments	Statement Line	PBT (Inc)/Exp	Tax Inc/(Exp)	PAT (Inc)/Exp	EPS impact
Intangibles amortization expense	Intangibles amortization	$52	$11	$41	$0.23
Loss from the extinguishment of long-term debt	Other expense	43	11	32	0.18
Share-based compensation expense	Cost of sales, SG&A and R&D	30	7	23	0.13
Reorganization of business charges	Cost of sales and Other charges	12	3	9	0.05
Investment impairments	Investment impairments	3	1	2	0.01
Legal settlements	Other charges	1	—	1	0.01
Sale of a business	(Gain) or loss on sales of investments and businesses, net	(3)	(1)	(2)	(0.01)
Release of uncertain tax positions	Other income, Income tax expense	(4)	(1)	(3)	(0.02)
Fair value adjustments to equity investments	Other income	(16)	(4)	(12)	(0.07)
Total impact on Net earnings		$118	$27	$91	$0.51

Q3 2019
Non-GAAP Adjustments	Statement Line	PBT (Inc)/Exp	Tax Inc/(Exp)	PAT (Inc)/Exp	EPS impact
Intangibles amortization expense	Intangibles amortization	$52	$12	$40	$0.22
Share-based compensation expense	Cost of sales, SG&A and R&D	30	7	23	0.13
Reorganization of business charges	Cost of sales and Other charges	18	4	14	0.08
Fair value adjustments to equity investments	Other income	18	4	14	0.08
Loss from the extinguishment of long-term debt	Other expense	7	2	5	0.03
Investment impairments	Other expense	5	1	4	0.02
Acquisition-related transaction fees	Other charges	1	—	1	0.01
Gain from the extinguishment of 2.00% senior convertible notes	Other income	(4)	(1)	(3)	(0.02)
Gain on legal settlement	Other charges	(5)	(1)	(4)	(0.02)
Total impact on Net earnings		$122	$28	$94	$0.53

Non-GAAP-2
Motorola Solutions, Inc. and Subsidiaries
Non-GAAP Segment Information
(In millions)

Net Sales
	Three Months Ended
	September 28, 2019	September 29, 2018	% Change
Products and Systems Integration	$1,349	$1,288	5%
Services and Software	645	574	12%
Total Motorola Solutions	$1,994	$1,862	7%

	Nine Months Ended
	September 28, 2019	September 29, 2018	% Change
Products and Systems Integration	$3,656	$3,429	7%
Services and Software	1,855	1,660	12%
Total Motorola Solutions	$5,511	$5,089	8%

Non-GAAP Operating Earnings
	Three Months Ended
	September 28, 2019	September 29, 2018	% Change
Products and Systems Integration	$300	$276	9%
Services and Software	209	176	19%
Total Motorola Solutions	$509	$452	13%

	Nine Months Ended
	September 28, 2019	September 29, 2018	% Change
Products and Systems Integration	$689	$627	10%
Services and Software	580	463	25%
Total Motorola Solutions	$1,269	$1,090	16%

Non-GAAP Operating Earnings %
	Three Months Ended
	September 28, 2019	September 29, 2018
Products and Systems Integration	22.2%	21.4%
Services and Software	32.4%	30.7%
Total Motorola Solutions	25.5%	24.3%

	Nine Months Ended
	September 28, 2019	September 29, 2018
Products and Systems Integration	18.8%	18.3%
Services and Software	31.3%	27.9%
Total Motorola Solutions	23.0%	21.4%

Non-GAAP-3
Motorola Solutions, Inc. and Subsidiaries
Operating Earnings after Non-GAAP Adjustments
(In millions)

Q1 2019
	TOTAL	Products and Systems Integration	Services and Software
Net sales	$1,657	$1,069	$588
Operating earnings ("OE")	$229	$108	$121

Above-OE non-GAAP adjustments:
Share-based compensation expense	27	21	6
Reorganization of business charges	8	7	1
Intangibles amortization expense	50	11	39
Acquisition-related transaction fees	2	1	1
Legal settlement	(1)	(1)	—
Total above-OE non-GAAP adjustments	86	39	47
Operating earnings after non-GAAP adjustments	$315	$147	$168

Operating earnings as a percentage of net sales - GAAP	13.8%	10.1%	20.6%
Operating earnings as a percentage of net sales - after non-GAAP adjustments	19.0%	13.8%	28.6%

Q2 2019
	TOTAL	Products and Systems Integration	Services and Software
Net sales	$1,860	$1,238	$622
Operating earnings ("OE")	$349	$201	$148

Above-OE non-GAAP adjustments:
Share-based compensation expense	30	19	11
Reorganization of business charges	12	9	3
Intangibles amortization expense	52	12	40
Legal settlements	1	1	—
Total above-OE non-GAAP adjustments	95	41	54
Operating earnings after non-GAAP adjustments	$444	$242	$202

Operating earnings as a percentage of net sales - GAAP	18.8%	16.2%	23.8%
Operating earnings as a percentage of net sales - after non-GAAP adjustments	23.9%	19.5%	32.5%

Q3 2019
	TOTAL	Products and Systems Integration	Services and Software
Net sales	$1,994	$1,349	$645
Operating earnings ("OE")	$413	$258	$155

Above-OE non-GAAP adjustments:
Share-based compensation expense	30	20	10
Reorganization of business charges	18	14	4
Intangibles amortization expense	52	12	40
Gain on legal settlement	(5)	(5)	—
Acquisition-related transaction fees	1	1	—
Total above-OE non-GAAP adjustments	96	42	54
Operating earnings after non-GAAP adjustments	$509	$300	$209

Operating earnings as a percentage of net sales - GAAP	20.7%	19.1%	24.0%
Operating earnings as a percentage of net sales - after non-GAAP adjustments	25.5%	22.2%	32.4%

Non-GAAP-4
Motorola Solutions, Inc. and Subsidiaries
Non-GAAP Organic Revenue
(In millions)

Total Motorola Solutions
	Three Months Ended
	September 28, 2019	September 29, 2018	% Change
Net sales	$1,994	$1,862	7%
Non-GAAP adjustments:
Sales from acquisitions	(58)	—
Organic revenue	$1,936	$1,862	4%

Total Motorola Solutions
	Nine Months Ended
	September 28, 2019	September 29, 2018	% Change
Net sales	$5,511	$5,089	8%
Non-GAAP adjustments:
Sales from acquisitions	(256)	(29)
Organic revenue	$5,255	$5,060	4%